Exhibit 10.42.2

BORROWER
DTS, Inc.
LOAN
REVISION/EXTENSION
Comerica Bank		AGREEMENT
3171 Clareton Drive
Agoura Hills, California 91301
(Herein called “Bank”)
(Herein called “Borrower”)

ORIGINAL NOTE INFORMATION	INTEREST RATE	AMOUNT	NOTE DATE	MATURITY DATE	OBLIGOR #	NOTE*

	8-0.500%	$10,000,000.00	05/31/04	06/30/05	2259153021	18/26

This Agreement is effective as of: June 12, 2006

ORIGINAL OBLIGATION:

This Loan Revision Agreement refers to the loan evidenced by the above Note dated May 31, 2004 in favor of Bank executed by DTS, Inc. in the amounts of $ 10,000,000.00 payable in full on June 30, 2005. ☐ Said Note is secured by Deed of Trust dated N/A (hereinafter referred to as the “Encumbrance”), recorded on N/A as Instrument No. N/A in the Office of County Recorder of N/A County California.

CURRENT OBLIGATION:

This unpaid principal balance of said Note as of June 12, 2006 is $ 0.00 on which interest is paid to May 31, 2004, with a maturity of June 30, 2006. ☐ As modified by previous Loan Revision/Extension Agreement dated July 07, 2005.

REVISION

The undersigned Borrower hereby requests Bank to revise the terms of said Note, and said Bank to accept payment thereof at the time, or times, in the following manner:

The maturity date is hereby amended from June 30, 2006 to June 30, 2007.

The interest rate of the Note remains unchanged at Bank’s Base rate from time to time in effect minus one half of one percent (0.500%) per annum.
*or LIBOR + 2.00%

In consideration of Bank’s acceptance of the revision of said Note, including the time for payment thereof, all as set forth above, the Borrower does hereby acknowledge and admit to such indebtedness, and further does unconditionally agree to pay such indebtedness together with interest thereon within the time and by the manner as revised in accordance with the foregoing, together with any and all attorney’s fees, cost of collection, and any other sums secured by the Encumbrance.

Any and all security for said Note including but not limited to the Encumbrance, if any, may be enforced by Bank concurrently or independently of each other and in such order as Bank may determine; and with reference to any such security in addition to the Encumbrance Bank may, without consent of or notice to Borrower, exchange, substitute or release such security without affecting the liability of the Borrower, and Bank may release any one of more parties hereto or to the above obligation or permit the liability of said party or parties to terminate without affecting the liability of any other party or parties liable thereon.

This Agreement is a revision only, and not a novation; and except as herein provided, all of the terms and conditions of said Note, said Encumbrance and all related documents shall remain unchanged and in full force and affect.

When one or more Borrowers signs this Agreement, all agree:

a. That where in this Agreement the word “Borrower” appear, if shall read “each Borrower”;
b. That breach of any covenant by any Borrower may at the Bank’s option be treated as breach by all Borrowers;
c. That the liability and obligations of each Borrower are joint and several.

DTS, Inc.
Dated this 12th day of June, 2006.
/s/ Melvin L. Flanigan
CFO
The foregoing agreement is accepted this

12th day of June, 2006.
/s/ Jon E. Kirchner
President & CEO
By:	/s/ Bryan Lacour
Bryan Lacour
Vice President-Western Market
Each of the undersigned agree and consent to the foregoing revisions to this Agreement and the Encumbrance, if any.

FIRST MODIFICATION TO BUSINESS LOAN AGREEMENT

This First Modification to Business Loan Agreement (this “Modification”) is entered into by and between DTS, INC. (“Borrower”) and COMERICA BANK (“Bank”) as of June 12, 2006, at San Jose, California 95113.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Business Loan Agreement dated June 30, 2004. The Business Loan Agreement as so modified, and as such may be otherwise modified, amended, restated, supplemented, revised or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.             Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2.             Modifications to the Loan Documents. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

A.            Section “6a” of the Agreement is hereby deleted in its entirety and replaced with the following:

“6a          Make available to Bank within sixty (60) days after the end of each quarter, an unaudited balance sheet and statement of income covering Borrower’s operations. Within one hundred twenty (120) days of the end of each of the Borrower’s fiscal year’s, furnish to Bank statements of the financial condition of Borrower for each such fiscal year, including but not limited to, a balance sheet, profit and loss statement, and statement of cash flow. Said annual statements shall be audited by an independent certified public accountant selected by the Borrower and reasonably acceptable to Bank;”

3.             Legal Effect.

a.             Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

b.             Borrower represents and warrants that each of the representations and warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

c.             The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification and any other documents which Bank may require to carry out the terms hereof.

4.             Miscellaneous Provisions.

a.             This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

b.             This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed of the date first set forth above.

DTS, Inc.		COMERICA BANK

By:	/s/ Melvin L. Flanigan	By:	/s/ Bryan Lacour
Bryan Lacour
Title:	CFO	Title:	Vice President-Western Market

By:	/s/ Jon E. Kirchner
Title:	CEO